PennyMac Mortgage Investment Trust

Second Quarter 2010 Earnings Report

August 4, 2010

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management's beliefs, estimates, projections and assumptions with respect to, among other things, the Company's financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like "believe," "expect," "anticipate," "promise," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in general business, economic, market and employment conditions from those expected; continued declines in residential real estate and disruption in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objectives and investment strategies; changes in our investment or operational objectives and strategies, including any new lines of business; the concentration of credit risks to which we are exposed; the availability, terms and deployment of short-term and long-term capital; unanticipated increases in financing and other costs, including a rise in interest rates; the performance, financial condition and liquidity of borrowers; increased rates of delinquency or decreased recovery rates on our investments; increased prepayments of the mortgage and other loans underlying our investments; changes in regulations or the occurrence of other events that impact the business, operation or prospects of government sponsored enterprises; changes in government support of homeownership; changes in governmental regulations, accounting treatment, tax rates and similar matters; and our ability to satisfy complex rules in order to qualify as a REIT for U.S. federal income tax purposes. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only.

Second Quarter Highlights

- Consolidated quarterly net income of $8.2 million or $0.48 per share
  - Net Investment Income: $13.3 million
  - Annualized return on equity of 10.2%
- Declared quarterly dividend of $0.35 per share
  - Represents an annualized yield of 8.5% based on closing stock price on July 30th
- Invested $97 million in residential nonperforming whole loans for the quarter
- Through June 30, PMT has invested a total of $354 million in distressed mortgage assets
  - Three additional investments totaling approximately $71 million are closed or scheduled to close in the third quarter
- Investment activities benefited from the introduction of modest debt financing
- Investment manager continues to build out its correspondent operations to be able to acquire new prime quality mortgage loans

Continued Active Investment During the Quarter

- In the second quarter, PMT invested $97 million in residential nonperforming whole loans and $36 million in short-duration MBS
- Through June 30, PMT has invested approximately $354 million
  - $224 million in whole loans and $130 million in short-duration MBS

Gross Cumulative Capital Investment


$400
$300
$200
$100
$0
$119
$221
$354
4Q 2009
1Q 2010
2Q 2010
MBS
Loans

PennyMac®

Third Quarter Investments To Date

- PMT completed a $35 million investment in Alt-A nonperforming loans on July 15th
  - These loans are expected to board the PennyMac Loan Services (PLS) servicing platform in August
- PMT has also entered into two additional investments of nonperforming residential whole loans[(1)]
  - These transactions are expected to be completed in August, with the loans scheduled to board the PLS platform in September[(2)]
  - PMT's investment in these pools is expected to total approximately $36 million

(1) This investment has been allocated across PNMAC Mortgage Opportunity Fund, LLC, PNMAC Mortgage Opportunity Fund Investors, LLC and PennyMac Mortgage Investment Trust (PMT) in accordance with our allocation policy. Final allocation will be made at time of settlement.

(2) The pending transactions are subject to continuing due diligence and customary closing conditions and there can be no assurance that the committed amounts will ultimately be acquired or that the transactions will be completed at all.

PMT's Investment Holdings are Well Positioned

- Three whole loan portfolios acquired during the second quarter, two of which were completed in the last half of the quarter
  - These acquisitions, along with our early third quarter acquisitions, put PMT in a position to generate increasing net investment income in the second half of 2010


Quarter-end & Average Fair Value of Investment Assets
($ in millions)
$350
$300
$250
$200
$150
$100
$50
$0
$76
$124
Average
$81
$61
$103
$198
Average
$73
$181
$112
$233
Q1 2010
Q2 2010
As of July 31,2010*
Loans
Securities

*Includes the completed whole loan transaction on July 15th, and $8.6 million of MBS purchased on July 2nd. Does not take into account any asset paydowns.

PennyMac®

Capacity to Fund Additional Investments

- PMT has invested substantially all of its available capital
- PMT believes it will continue to see a large volume of attractive distressed investment opportunities and believes that there is opportunity for PMT to expand into the correspondent origination market
- PMT is exploring additional ways to finance its growth
  - Making significant progress accessing additional debt financing
    - In discussions with banks to provide financing for nonperforming loans and REO properties
    - Continue to work toward a securitization, targeting a third quarter completion
  - Future additional equity offerings
- PMT also generates significant cash from its existing portfolio of whole loans and MBS
  - Investment portfolio in the second quarter returned $37 million available for re-investment

Investment Portfolio

Distressed Legacy Loan Market

- PMT's investment manager, PCM, saw $7.9 billion of loans available for purchase in the second quarter
  - 95% of these loans were non-performing
  - PCM reviewed $7.2 billion of these loans

Loans Reviewed by Our Manager

($ in billions)


$7
$6
$5
$4
$3
$2
$1
$0
2.4
1.5
1.4
4.4
6.5
1.1
5.0
2.1
2.6
2.5
Sept.
Oct.
Nov.
Dec.
Jan.
Feb.
Mar.
Apr.
May
June

PennyMac®

Investment Portfolio as of June 30, 2010

Portfolio Composition



Non-performing Loans(1)
45.0%
MBS
30.3%
10.2%
Cash and Short-Term Investments (2)
14.5%
Troubled Whole Loans

Total: $341.1 million

Fair Value of Portfolio*

	($ in millions)
Distressed Asset Investments	
Troubled Loans	$49.6
Nonperforming Loans[1]	153.4
MBS	103.2
Cash and Short-Term Investments[2]	34.9
TOTAL PORTFOLIO	**$341.1**

**All figures are preliminary and unaudited*

(1) NPLs are loans that are 90 days or more delinquent; Includes $5.8 million of cash set aside for working capital needs related to REO fix-up costs
(2) Comprised of remaining cash that is not set aside for NPL fix-up costs

Mortgage Loan Portfolio as of June 30, 2010

Mortgage Whole Loans

Loan Type	June 30, 2010 Fair value	June 30, 2010 % total	June 30, 2010 Average note rate	December 31, 2009 Fair value	December 31, 2009 % total	December 31, 2009 Average note rate
			(dollars in thousands)			
Held for sale	$289		4.38%	$—	0%	NA
Held for investment:						
Nonperforming loans	$147,646	75%	NA	$—	0%	NA
Performing loans:						
Fixed	36,055	18%	7.20%	24,533	94%	8.15%
ARM/Hybrid	13,450	7%	4.72%	1,454	6%	7.89%
Balloon	65	0%	9.94%	59	0%	9.94%
	49,570	25%	6.45%	26,046	100%	8.14%
	$197,505	100%		$26,046	100%	

PennyMac

Mortgage-Backed Securities Portfolio as of June 30, 2010

Mortgage-Backed Securities

	As of June 30, 2010				
			Average		
	Fair Value	Principal	Life (in Years)	Coupon	Yield
Security Collateral Type	(dollar amounts in thousands)				
Non-Agency Subprime	$ 67,407	$ 69,971	0.70	0.44%	6.56%
Non-Agency Alt-A	21,412	22,359	1.30	5.22%	8.87%
Non-Agency Prime Jumbo	14,345	14,438	1.27	3.22%	3.70%
Total	$ 103,164	$ 106,768	0.90	1.82%	6.64%

	As of June 30, 2010 (in thousands)					
		Credit Rating				
	Total	AAA	AA	A	<A	NR
Security Collateral Type						
Non-Agency Subprime	$ 67,407	$ 864	$ 7,064	$ 3,242	$ 51,425	$ 4,812
Non-Agency Alt-A	21,412	755	7,278	-	13,379	
Non-Agency Prime Jumbo	14,345	-	12,836	-	1,509	
Total	$ 103,164	$ 1,619	$ 27,178	$ 3,242	$ 66,313	$ 4,812

PennyMac®

Financials

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Quarter ended June 30, 2010	Six months ended June 30, 2010
Investment Income		
Interest income:		
Mortgage loans	$1,912	$3,163
Mortgage-backed securities	1,267	2,551
Short-term investment	22	66
	3,201	5,780
Gains (losses) on investments:		
Mortgage loans	9,994	11,127
Mortgage-backed securities	(207)	(150)
	9,787	10,977
Operations of real estate acquired in settlement of loans	335	335
Other income	1	1
Net investment income	13,324	17,093
Expenses		
Management fees	1,202	2,413
Compensation	836	1,639
Professional services	399	493
Insurance	200	397
Other	624	707
Total expenses	3,261	5,649
Income before provision for income taxes	10,063	11,444
Provision for income taxes	1,912	2,039
Net income	$8,151	$9,405
Earnings per share, basic and diluted		
Basic	$0.49	$0.56
Diluted	$0.48	$0.55
Weighted average shares outstanding:		
Basic	16,735,317	16,735,317
Diluted	17,106,527	17,106,527

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2010	December 31, 2009
ASSETS		
Cash	$22,514	$54
Short-term investment	18,197	213,628
Mortgage-backed securities at fair value	103,164	83,771
Mortgage loans at fair value	197,505	26,046
Real estate acquired in settlement of loans	13,241	—
Principal and interest collections receivable	10,554	—
Interest receivable	916	492
Due from affiliates	147	—
Other assets	4,240	455
Total assets	$370,478	$324,446
LIABILITIES		
Accounts payable and accrued liabilities	$409	$527
Securities sold under agreements to repurchase	31,362	—
Contingent underwriting fees payable	5,883	5,883
Income taxes payable	1,653	—
Payable to affiliates	6,897	4,238
Total liabilities	46,204	10,648
Commitments and contingencies	—	—
SHAREHOLDERS' EQUITY		
Common shares of beneficial interest—authorized, 500,000,000 shares of $0.01 par value; issued and outstanding, 16,735,317 shares	167	167
Additional paid-in capital	316,585	315,514
Retained earnings (accumulated deficit)	7,522	(1,883)
Total shareholders' equity	324,274	313,798
Total liabilities and shareholders' equity	$370,478	$324,446

PennyMac Mortgage Investment Trust

Second Quarter 2010 Earnings Report

August 4, 2010